EXHIBIT 24

                                POWER OF ATTORNEY

         Know all by these presents, that the X-Master, Inc., a New Hampshire corporation (the "Corporation"), hereby constitutes and appoints each of Thomas
W. Hildreth and Michael B. Tule, signing singly, the Corporation's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the Corporation, in the Corporation's capacity as a 10% holder of International Stem Cell Corporation (the "Company"), Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, Schedule 13D (including amendments thereto) in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations tehreunder, and a Form ID, Uniform Application for Access Codes to File on Edgar;

         (2) do and perform any and all acts for and on behalf of the Corporation which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, Schedule 13D or Form ID and timely file such forms (including amendments thereto) and application with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Corporation, it being understood that the documents executed by such attorney-in-fact on behalf of the Corporation pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The Corporation hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Corporation might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and rights and powers herein granted. The Corporation acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Corporation, are not assuming, nor is the Company assuming, any of the Corporation's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.

         The Corporation agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the Corporation to such attorney-in-fact. The Corporation also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Corporation to such attorney-in-fact for purposes of executing, acknoledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto), Schedule 13D (including amendments thereto), or Form ID and agrees to reimburse the Company and such attorney-in-fact for legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

         This Power of Attorney supersedes any power of attorney previously executed by the Corporation regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

         This Power of Attorney shall remain in full force and effect until the Corporation is no longer required to file Forms 3, 4 and 5 and Schedule 13D with respect to the Corporation's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the Corporation in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

      IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed as of this 19th day of November 2008.


                                         X-Master, Inc.

                                         By: /s/ Rouslan Semechkin
                                             -----------------------------------
                                             Rouslan Semechkin, President


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me on November 19, 2008, by Rouslan Semechkin, known to me to be the President of X-Master, Inc., on behalf of the Corporation.


                                             /s/ Michael B. Tule
                                             -----------------------------------
                                             Justice of the Peace